POWER OF ATTORNEY

     The undersigned, a director or officer of PATRIOT NATIONAL BANCORP, INC., a Connecticut corporation (the "Company"), hereby severally constitutes and appoints Robert F. O'Connell, Philip W. Wolford, Paul G. Hughes and Robert W. Reeves, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for me and in my name any report that I am required to file pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to my ownership of securities of the Company and generally to do all such things in my name and on my behalf to enable me to comply with the provisions of Section 16 of the Exchange Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my attorneys, or any of them, or their substitute or substitutes, to a report filed under such Section 16 on my behalf. This Power of Attorney shall remain in full force and effect until such time as I file a new Power of Attorney with the Securities and Exchange Commission designating one or more different attorneys for purposes of signing on my behalf such reports under Section 16 of the Exchange Act with respect to the securities of the Company.



                                            /s/ PAUL C. SETTELMEYER
                                          ----------------------------------
                                          Paul C. Settelmeyer

Date: November 10, 2003